                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                CERADYNE, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                CERADYNE, INC.
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

                           [LOGO OF CERADYNE, INC.]

                             3169 REDHILL AVENUE
                         COSTA MESA, CALIFORNIA 92626

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 5, 1996
                               ----------------

  The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the "Company") will be held at the Sheraton Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, on Monday, August 5, 1996, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

    1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

    2. To approve an amendment to the Company's 1994 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 350,000 shares to 450,000 shares.

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

  In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on June 28, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

  Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors

                                               Howard F. George
                                                  Secretary

Costa Mesa, California
July 1, 1996

                           [LOGO OF CERADYNE, INC.]

                              3169 REDHILL AVENUE
                         COSTA MESA, CALIFORNIA 92626

                               ----------------
                                PROXY STATEMENT
                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 5, 1996

  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, August 5, 1996, and at any adjournments thereof. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about July 1, 1996.

  The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

  Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election as directors of the seven nominees below, and FOR approval of proposal 2.

                        VOTING SHARES AND VOTING RIGHTS

  The close of business on June 28, 1996 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 7,815,196 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

  In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The seven candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

  Proxies marked "withheld" as to any director or "abstain" as to a particular proposal, and broker non-votes, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, proxies marked "withheld" have no legal effect on the election of directors under Delaware law. Proxies marked "abstain" as to a particular proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the total number of votes cast on proposal 2, and, therefore, will have no effect on whether that proposal is approved.

  The following table sets forth information as of March 6, 1996, regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                            AMOUNT AND
                                            NATURE OF                             PERCENT
        NAME OF BENEFICIAL                  BENEFICIAL                              OF
               OWNER                       OWNERSHIP(1)                            CLASS
        ------------------                 ------------                           -------
      Joel P. Moskowitz                     1,164,294                              15.0%
       3169 Redhill Avenue
       Costa Mesa, CA 92626

      Ford Motor Company                    1,207,299                              15.6%
       The American Road
       Dearborn, MI 48121

      R.B. Haave Assoc., Inc.                 580,223(2)                            7.5%
       270 Madison Ave.
       New York, NY 10016

      Polymedica                              391,115(3)                            5.1%
       11 State Street
       Woburn, MA 01801

      Leonard M. Allenstein                   150,000(4)                            2.0%

      Richard A. Alliegro                      25,000(5)                              *

      Peter Beardmore                              --                                --

      Frank Edelstein                          22,400(6)                              *

                                                          AMOUNT AND
                                                          NATURE OF      PERCENT
                                                          BENEFICIAL       OF
                  NAME OF BENEFICIAL OWNER               OWNERSHIP(1)     CLASS
                  ------------------------               ------------    -------
      Melvin A. Shader                                       19,000(7)       *
      Milton L. Lohr                                         22,000(8)       *
      David P. Reed                                          29,850(9)       *
      All current executive officers and directors as a
       group (14 persons including the persons named
       above)                                             1,523,594(10)   19.7%

- --------
*    Less than 1%
(1) Except as otherwise noted, the beneficial owners have sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.
(2) Based upon information contained in the statement on Schedule 13G, dated January 22, 1991, and amended by a filing dated January 15, 1996 filed with the Securities and Exchange Commission by R. B. Haave Associates, Inc., all shares of common stock are owned by advisory clients of R. B. Haave Associates, Inc.
(3) Based upon information contained in the statement on Schedule 13G, dated February 15, 1996, and filed with the Securities and Exchange Commission.
(4) Includes 15,000 shares subject to options held by Mr. Allenstein which are currently exercisable, or exercisable within 60 days after March 6, 1996.
(5) Includes 15,000 shares subject to options held by Mr. Alliegro which are currently exercisable, or exercisable within 60 days after March 6, 1996.
(6) Includes 17,500 shares subject to options held by Mr. Edelstein which are currently exercisable, or exercisable within 60 days after March 6, 1996.
(7) Includes 10,000 shares subject to options held by Dr. Shader which are currently exercisable, or exercisable within 60 days after March 6, 1996.
(8) Includes 22,000 shares subject to options held by Mr. Lohr which are currently exercisable, or exercisable within 60 days after March 6, 1996.
(9) Includes 29,850 shares subject to options held by Mr. Reed which are currently exercisable, or exercisable within 60 days after March 6, 1996.
(10) Includes 183,400 shares subject to options held by such persons which are currently exercisable or exercisable within 60 days after March 6, 1996.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

  In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at seven. All seven directors are to be elected at the 1996 Annual Meeting and will hold office until the 1997 Annual Meeting and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the seven nominees proposed by the Board of Directors, all of whom, except for Peter Beardmore, are presently directors of the Company. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. All of the nominees named below have consented to being named herein and to serve if elected.

  Set forth below are the names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, the year each nominee was first elected a director of the Company, the principal occupation of each nominee, directorships held with other public companies, and additional biographical data. The beneficial ownership of the Company's Common Stock by each of the nominees as of March 6, 1996 is set forth in the table under "Voting Shares and Voting Rights" above.

                                                                      YEAR FIRST
                                    PRESENT POSITION WITH THE          ELECTED
        NAME             AGE                 COMPANY                   DIRECTOR
        ----             ---        -------------------------         ----------
Joel P. Moskowitz        56      Chairman of the Board, Chief            1967
                                  Executive Officer and President
Leonard M. Allenstein    57      Director                                1983
Richard A. Alliegro      65      Director                                1992
Peter Beardmore          60
Frank Edelstein          69      Director                                1984
Milton L. Lohr           70      Director                                1986
Melvin A. Shader         70      Director                                1984

  Joel P. Moskowitz co-founded the Company's predecessor in 1967. He served as President of the Company from 1974 until January 1987, became Chairman of the Board and Chief Executive Officer in 1983 and resumed the position of President in September 1987. Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1966. Mr. Moskowitz is a member of the Board of Trustees of Alfred University.

  Leonard M. Allenstein became a director of the Company in 1983. Mr. Allenstein has been a private investor and businessman for more than the past five years. He was a founder and general partner of Bristol Restaurants, which owns and operates restaurants in the Southern California area, from 1978 until December 1986.

  Richard A. Alliegro has served on the Board of Directors of the Company since 1992. Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton's Advanced Ceramics operation. He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993. Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm. Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and serves as a member of the Board of Trustees of that university.

  Dr. Peter Beardmore is the current Ford representative replacing Dr. Norman
A. Gjostein who has retired as of June 13, 1996. Dr. Beardmore is a new nominee for the August 5, 1996 election to the Board. Dr. Beardmore is director of the Chemical and Physical Sciences Laboratory of Ford Motor Company. He has been associated with Ford since 1966. Dr. Beardmore has a B. MET. in metallurgy from the University of Sheffield, and a Ph. D. in Metallurgy from the University of Liverpool.

  Frank Edelstein became a director of the Company in 1984. Mr. Edelstein has been a Vice President of Gordon + Morris Group (a spinoff of Kelso & Company), an investment banking firm, since November 1986, and from 1979 to November 1986 he was Chairman of the Board of International Central Bank & Trust company, which companies were acquired by Continental Insurance Company in July 1983. Until 1983, Mr. Edelstein was a Vice President of Automatic Data Processing, Inc., an international computing services company, and President of that company's Pension Services Division and Benefits Services Division.

  Milton L. Lohr served as a director of the Company from 1986 until October 1988, when he resigned to accept a position as Deputy Under Secretary of Defense for Acquisitions. He held that position until May 1989, and was re-elected as a director of the Company in July 1989. Presently, Mr. Lohr is President of Defense Development Corporation, a defense-related research and development company. Previously Mr. Lohr was Senior Vice President of Titan Systems, a defense-related research and development company, from 1986 to 1988. He was founder and President of Defense Research Corporation, a defense consulting firm, from 1983 to 1986. Mr. Lohr served from 1969 to 1983 as Executive Vice President of Flight Systems, Inc., a firm engaged in aerospace and electronic warfare systems. Mr. Lohr has over thirty-five years experience in government positions and aerospace and defense management. His activities include serving as a panel member of the President's Science Advisory Committee, a member of the Office of the Secretary of Defense, Army Science Board, as well as other ad hoc government related assignments.

  Melvin A. Shader became a director of the Company in 1984. Dr. Shader retired in 1991 from TRW, Inc., where he was Vice President, Business Development, and Vice President, International, at the Space and Defense Sector of TRW, Inc. He had been with that company since 1970. From 1969 to 1970, he was Director of Planning in the Information Network Division of Computer Sciences Corporation. From 1954 to 1968, Dr. Shader was an executive with IBM.

  Directors are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company has agreed to nominate a representative of Ford for election as a director pursuant to an agreement made in March 1986, pursuant to which agreement Ford acquired a total of 1,207,299 shares of the Company's Common Stock. Joel P. Moskowitz and members of his family have agreed to vote a portion of their shares of the Company's Common Stock, if necessary, for the election of Ford's nominee. Dr. Norman Gjostein, who has served as Ford's representative on the Board since February 6, 1995, retired from Ford on June 13, 1996 and will not stand for reelection at the Annual Meeting. Mr. Peter Beardmore will replace Dr. Gjostein as Ford's nominee to the Board. See "Certain Transactions" below.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors of the Company held four meetings during 1995. Each director attended at least 75% of the aggregate of all meetings of the Board and its committees on which he served during 1995.

  The Board of Directors has established Audit, Compensation and Stock Option Committees. The Audit Committee meets with the Company's independent accountants to review the Company's financial condition and internal accounting controls. This committee, which is composed of Messrs. Edelstein, Shader and Lohr met twice during 1995. The Compensation Committee's function is to review and make recommendations to the Board regarding executive officers' compensation. This committee, which is composed of Messrs. Edelstein, Alliegro, Shader and Lohr, acted by written consent once during 1995. The Stock Option Committee is composed of Messrs. Moskowitz and Gjostein. This committee, which acted by written consent twice during 1995, administers the Company's 1983 Stock Option Plan, the Company's 1994 Stock Incentive Plan, and the 1995 Employee Stock Purchase Plan. The Company does not have a standing nominating committee.

  Directors are paid fees for their services on the Board of Directors in such amounts as are determined from time to time by the Board. Until July 31, 1994, a fee of $500 per month plus $1000 for each Board meeting attended was paid to each non-employee director other than the Ford representative and Mr. Lanphear, who did not receive a fee. These fees were terminated as of July 31, 1994 by agreement of the Board, and were reinstated effective as of January 1, 1996.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table shows certain information concerning the compensation of the Chief Executive Officer and the highest paid executive officers of Ceradyne whose aggregate compensation for services in all capacities rendered to Ceradyne during the year ended December 31, 1995 exceeded $100,000:

                                                                        LONG TERM
                                             ANNUAL COMPENSATION       COMPENSATION
                                           ------------------------    ------------
                                                                        SECURITIES
              NAME AND                                                  UNDERLYING
         PRINCIPAL POSITION       YEAR       SALARY        BONUS       OPTIONS (#)
         ------------------       ----     ----------     ---------    ------------
      Joel P. Moskowitz           1995       $169,329     $   --            --
       Chairman of the Board,     1994        150,909         --            --
       Chief Executive Officer    1993        164,902         --            --
       and President
      David P. Reed               1995       $105,136       10,735         5,000
       Vice President             1994        103,278         --          10,000
                                  1993         97,353         --            --
      James F. Gardner(1)         1995        105,414        4,288          --
       Vice President             1994        101,999         --            --
                                  1993        101,999         --            --

(1) Mr. Gardner resigned from the Company on December 6, 1995.

EMPLOYMENT AGREEMENT

  In July 1994, the Company entered into a five year employment agreement with Mr. Moskowitz, pursuant to which he will serve as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. The agreement provides for a base salary at the rate of $175,000 per year; however,Mr. Moskowitz voluntarily agreed to accept a reduced salary at the rate of $150,000 per year through March 31, 1995 to aid the Company in its cost-cutting efforts. His annual base salary was reinstated to $175,000 as of April 1, 1995, and was increased to $200,000 effective February 12, 1996. Under the agreement, if Mr. Moskowitz' employment is terminated by the Company (other than as a result of death, incapacity or for "good cause" as defined in the agreement) or if Mr. Moskowitz elects to resign for "good reason" (as defined in the agreement), Mr. Moskowitz will be entitled to receive severance pay in an amount equal to his annual base salary, at the rate in effect on the date of termination, payable on normal pay dates for the remainder of the term of the agreement. "Good reason" includes a "change in control" of the Company, a removal of Mr. Moskowitz from any of his current positions with the Company without his consent, or a material change in Mr. Moskowitz' duties, responsibilities or status without his consent. A "change in control" of the Company shall be deemed to occur if (1) there is a consolidation or merger of the Company where the Company is not the surviving corporation and the shareholders prior to such transaction do not continue to own at least 80% of the common stock of the surviving corporation, (2) there is a sale of all or substantially all of the assets of the Company, (3) the stockholders approve a plan for the liquidation or dissolution of the Company, (4) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding Common Stock, or (5) if specified changes in the composition of the Company's Board of Directors occur.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning stock options granted during the year ended December 31, 1995 to the executive officers named in the Summary Compensation Table:

                                                                          POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED ANNUAL
                                       PERCENT OF                         RATES OF STOCK PRICE
                                      TOTAL OPTIONS                         APPRECIATION  FOR
                                       GRANTED TO   EXERCISE                 OPTION TERM(2)
                    OPTIONS GRANTED   EMPLOYEES IN    PRICE   EXPIRATION ------------------------
NAME               (NO. OF SHARES)(1)  FISCAL YEAR  ($/SHARE)    DATE      5% ($)      10% ($)
- ----               ------------------ ------------- --------- ---------- ----------- ------------
Joel P. Moskowitz          --              --           --          --           --          --
David P. Reed            5,000            3.5%       $5.125    12/14/05      $14,128     $34,797

- --------
(1) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of 10 years and become exercisable in five equal installments, each of which accrues at the end of each year after the grant date.
(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table provides information concerning exercises of options during the year ended December 31, 1995 by the executive officers named in the Summary Compensation Table and the value of such officer's unexercised options at December 31, 1995:

                                          NUMBER OF SECURITIES
                                               UNDERLYING           VALUE OF UNEXERCISED
                    NUMBER OF            UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                     SHARES                  FISCAL YEAR-END        FISCAL YEAR-END(/1/)
                    ACQUIRED    VALUE   ------------------------- -------------------------
NAME               ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----               ----------- -------- ----------- ------------- ----------- -------------
Joel P. Moskowitz      --        --          --           --             --           --
David P. Reed          --        --       27,600       21,900     $71,263(1)   $61,800(1)

- --------
/(1)/Based upon the closing price of the Common Stock on December 31, 1995, as reported by the NASDAQ National Market ($5.688 per share).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based soley on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except for an inadvertent late filing of an initial report on Form 3 by Mr. Howard F. George, who commenced employment with the Company as Vice President Finance, Chief Financial Officer and Secretary on December 6, 1995, but did not file a Form 3 until January 26, 1996.

                             CERTAIN TRANSACTIONS

  On March 11, 1986, the Company sold 526,316 shares of its Common Stock to Ford Motor Company ("Ford") at a price of $19.00 per share, for a total purchase price of $10,000,000. At the same time, the Company and Ford created a new corporation, Ceradyne Advanced Products, Inc. ("CAPI"), and entered into agreements involving a broad-based technology transfer, licensing and joint development program. Under the agreements, Ford contributed technology and more than 80 United States and foreign patents relating to technical ceramics to CAPI in exchange for 80% of CAPI's capital stock, and Ceradyne acquired the remaining 20% of CAPI in exchange for $200,000. The technology and patents contributed by Ford were developed in the Ford research laboratories over a 15-year period. Under the March 11, 1986 agreements, the Company was granted an option to acquire Ford's 80% interest in CAPI in exchange for an additional 680,983 shares of Ceradyne Common Stock, which the Company exercised effective February 12, 1988. As a result, Ceradyne now owns 100% of CAPI and Ford owns a total of 1,207,299 shares of the Company's Common Stock. The Company and Ford also entered into a joint development agreement which includes a commitment by Ford to contribute up to $5,000,000, on a matching value basis with Ceradyne, for the development by Ceradyne of technical ceramic products oriented towards the automotive market. Through December 31, 1995, Ford agreed to fund a total of $3,061,000 in cash and equipment pursuant to this agreement.

  So long as Ford continues to own 5% or more of the Company's outstanding Common Stock, Ceradyne has agreed to use its best efforts to cause one person designated by Ford to be elected a member of the Ceradyne Board of Directors and, under certain circumstances in the event the Company issues additional shares of its Common Stock in a public or private transaction, to permit Ford to purchase, at the same price and terms upon which sold by the Company in such transaction, additional shares of Ceradyne Common Stock to enable Ford to maintain its percentage ownership of the Company.

  In connection with the sale of stock to Ford, Joel P. Moskowitz, Chairman of the Board and Chief Executive Officer of the Company, and members of his immediate family agreed to vote shares of the Company's Common Stock owned by them in favor of the election of Ford's nominee to the Board of Directors. However, they may first vote that number of shares that is necessary to assure the election of Joel P. Moskowitz as a director of the Company, and any shares that are not necessary to assure the election of Mr. Moskowitz and a Ford nominee to the Board of Directors may be voted by them without restriction.

                 AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN TO
                   INCREASE THE NUMBER OF AUTHORIZED SHARES

                                 (PROPOSAL 2)

   The Board of Directors has approved, subject to stockholder approval, an amendment to the 1994 Stock Incentive Plan (the "1994 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 350,000 to 450,000. Presently, there are available for issuance under the 1994 Plan 37,300 shares of Common Stock. The additional 100,000 shares will be reserved for future use by being offered to existing or new directors and employees who meet the qualifications for participation in the Plan. The Board of Directors believes that the proposed amendment to increase the number of shares of Common Stock authorized under the Plan is necessary to continue the effectiveness of the 1994 Plan in achieving the Company's objective to attract and retain the services of qualified persons upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

   The following table sets forth information with respect to options granted under the 1994 Plan to the persons designated during the year ended December 31, 1995.

               NAME AND POSITION                 DOLLAR VALUE* NUMBER OF SHARES
               -----------------                 ------------- ----------------
Joel P. Moskowitz
 Chairman of Board,
 Chief Executive Officer
 and President..................................  --                  None
David P. Reed
 Vice President.................................  $5.125             5,000
All Current Executive Officers as a Group
 (5 persons)....................................  $5.125            30,000
Non-Employee Director Group (6 persons).........  $4.00             30,000
Non-Executive Officer Employee Group
 (29 persons)...................................  $4.00-5.125       76,500

- --------
* This figure represents the exercise price of the options, which is equal to the fair market value of the shares of Common Stock at the date of grant of the option. As of June 18, 1996, the market value of the Company's Common Stock as reported by the NASDAQ Stock Market was $10.50 per share.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

   The affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the adoption of the amendment to the 1994 Plan, assuming the presence of a quorum.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

DESCRIPTION OF THE 1994 PLAN

  The following description of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan. A copy of the 1994 Plan will be available at the Annual Meeting and can also be obtained by a shareholder making a written request to the Company's Secretary.

  The 1994 Plan provides that options may be granted to employees, officers and directors (including non-employee officers and directors), consultants and other service providers of the Company and of present or future subsidiary of the Company. As of June 18, 1996, approximately 250 persons were eligible to participate in the 1994 Plan. Options can be granted for the purchase of up to 450,000 shares of Common Stock, subject to stockholder approval of the Amendment. The 1994 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1994 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Options may be granted either as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as nonqualified stock options.

  The 1994 Plan is administered by the Stock Option Committee (the "Committee") of the Board of Directors, which selects the recipients of options. The Committee also determines the number of shares, the exercise price, the term, any conditions on exercise, the consequences of any termination of employment, and other terms of each option. The term of options may not exceed ten years form the date of grant (five years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price may not be less than 100% of fair market value per share of the Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no restriction as to the maximum number of options that may be granted to any optionee, except that the aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1994 Plan and any other plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

  The option price is payable in full upon exercise, and payment may be made in cash, or in the discretion of the Committee by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), the optionee's promissory note in a form and on terms acceptable to the Committee, the cancellation of indebtedness of the Company to the optionee, the waiver of compensation due or accrued to the optionee for services rendered, a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price to the Company, "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price to the Company, or by any combination of the foregoing methods of payment.

  Options granted under the 1994 Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution.

  The Board of Directors has the right at any time to terminate or amend the 1994 Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Unless sooner terminated by the Board of Directors, the 1994 Plan will terminate on April 11, 2004.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer's basis in such stock. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the fair market value of the shares on the date of the optionee's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1,000,000 per executive officer, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

  Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of nonqualified stock options the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company will be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

                                    GENERAL

INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen & Co. as independent public accountants to audit the financial statements of the Company for the 1996 calendar year. Representatives of Arthur Andersen & Co. will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

STOCKHOLDER PROPOSALS

  Stockholders who wish to present proposals for action at the 1997 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than March 4, 1997 for inclusion in next year's Proxy Statement and Proxy Card.

EXPENSES OF SOLICITATION

  The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

                                          Howard F. George
                                           Secretary

July 1, 1996

                           [LOGO OF CERADYNE, INC.]

                                CERADYNE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS AUGUST 5, 1996

     The undersigned hereby appoints Joel P. Moskowitz and Howard F. George, and each of them, as Proxies, with full power of substitution, to vote the shares of Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at the Sheraton Hotel, located at 4545 MacArthur Blvd., Newport Beach, California, 92660, on Monday, August 5, 1996 at 10:00 a.m. local time and at any adjournment thereof.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

1.  Election of       FOR     WITHHELD
    Directors.        [_]       [_]

    For, except vote withheld from the following nominees(s):
    (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
    ---------------------------------------------------------------------
    NOMINEES:
        Joel P. Moskowitz
        Leonard M. Allenstein
        Richard A. Alliegro
        Peter Beardmore
        Frank Edelstein
        Milton L. Lohr
        Melvin A. Shader

2.  Approve amendment to the Company's 1994      FOR    AGAINST   ABSTAIN
    Stock Incentive Plan.                        [_]      [_]       [_]

3.  In their discretion, the Proxies are
    authorized to vote upon such other business
    as may properly come before the meeting.     [_]      [_]       [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SIGNATURE                                             DATE
          ----------------------------------------         -----------

SIGNATURE                                             DATE
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NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.